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                                                                   EXHIBIT 99.4

                      EXCHANGE OFFER FOR ALL OUTSTANDING
                           11% SENIOR NOTES DUE 2008

                                      OF

                            SOLA INTERNATIONAL INC.

                 Pursuant to the Prospectus dated       , 2001

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., LONDON TIME, ON       , 2001
                  UNLESS EXTENDED (THE "EXPIRATION DATE").


To Our Clients:

   Enclosed for your consideration is a Prospectus, dated       , 2001 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Sola International Inc. (the "Company") to exchange up to (Euro)205,000,000 aggregate principal amount of its 11% Senior Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of its original unregistered 11% Senior Notes due 2008 (the "Outstanding Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

   We are (or our nominee is) the holder of record of the Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender Outstanding Notes on your behalf (should you so desire) in accordance with the provisions of the Exchange Offer.

   Your attention is directed to the following:

     1. The Company is offering to exchange the New Notes for any and all of the Outstanding Notes;

     2. The terms of the New Notes are substantially identical in all respects to the terms of the Outstanding Notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions, applicable to the Outstanding Notes are not applicable to the New Notes;

     3. Subject to the terms and conditions set forth in the Prospectus in the section captioned "The Exchange Offer," the Company will exchange the applicable New Notes for all Outstanding Notes that are validly tendered and not withdrawn prior to the expiration of the Exchange Offer;

     4. The Exchange Offer will expire at 5:00 p.m., London time, on     ,
  2001, unless extended by the Company (the "Expiration Date");

     5. You may withdraw tenders of Outstanding Notes at any time prior to the Expiration Date, subject to the provisions in the Prospectus in the section captioned "The Exchange Offer--Withdrawal of Tenders;" and

     6. The exchange of Outstanding Notes for New Notes pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Considerations" in the enclosed Prospectus.

   If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the "Beneficial Owner Instructions to Registered Holder" included with this letter.
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              BENEFICIAL OWNER INSTRUCTIONS TO REGISTERED HOLDER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to in that letter relating to the Exchange Offer made by Sola International Inc. with respect to the Outstanding Notes. Terms used in these instructions with initial capital letters have the respective meanings ascribed to them in your letter.

   This form will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. This also authorizes you, on behalf of the undersigned, (a) to make the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, (b) to agree to the terms and conditions set forth in the Letter of Transmittal, and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Outstanding Notes.

   Please tender the amount of Outstanding Notes indicated below (or if no amount is indicated below, all Outstanding Notes) held by you for my account.

   [_] Aggregate Principal Amount of Outstanding Notes (in multiples of
(Euro)1,000): (Euro)___________________________________________________________

   [_] Please do not tender any Outstanding Notes held by you for my account.

                            (Please Print or Type)

   Dated: _______________  , 2001

   Signature(s): ____________________________________________________________

   Name(s): _________________________________________________________________

   Address: _________________________________________________________________

   Telephone: _______________________________________________________________

   Tax Identification Number
   Or Social Security Number: _______________________________________________

   None of the Outstanding Notes held by us for your account will be tendered unless we receive these written instructions from you to do so. If you authorize the tender of Outstanding Notes held by us for your account, all such Outstanding Notes will be tendered unless a specific contrary instruction is given in the space provided.